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Exhibit (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of BB&T Variable Insurance Funds:

We consent to use of our report dated February 4, 2005 on the BB&T VIF Total Return Bond Fund's financial statement included herein, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio
February 4, 2005

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